MARCH 1999 AMENDMENT TO THE CREDIT AGREEMENT


     MARCH 1999 AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment"), dated as of March 22, 1999, among Capital Reinsurance Company (the "Borrower"), various banks (the "Banks") and Deutsche Bank AG, New York Branch, as agent (the "Agent"). All capitalized terms defined in the hereinafter defined Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Banks and the Agent entered into a Credit Agreement, dated as of January 27, 1994 (as amended to date, the "Credit Agreement");

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Amendments to the Credit  Agreement.  (a) The first sentence of Section
3.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

     The expiration of the Commitments of the Banks shall be January 27, 2006 (the "Expiry Date"); provided, however, that before (but not earlier than 120 days nor later than 45 days before) each anniversary of the Effective Date, the Borrower may make a written request (an "Extension Request") to the Agent at its Notice Office and each of the Banks that the Expiry Date be extended by one calendar year.

     (b) Schedule I of the Credit Agreement is hereby amended in its entirety to the form attached hereto as Annex A.

     2. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Amendment, the Borrower hereby represents and warrants that:

     (a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment; and

     (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrower contained in the Credit Agreement will be true and correct in all material respects.

     3.  GOVERNING  LAW. THIS  AMENDMENT AND THE RIGHTS AND  OBLIGATIONS  OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

     4. Agreement Not Otherwise Amended. This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Banks, the Agent or any of them now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as modified hereby.

     5.   Counterparts.   This   Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                          CAPITAL REINSURANCE COMPANY


                                       By_______________________________
                                          Title:

                                          DEUTSCHE BANK AG, NEW YORK
                                            BRANCH, Individually and as Agent


                                       By_______________________________
                                          Title:


                                       By_______________________________
                                          Title:

 The  participant  named  below
    hereby     acknowledges    and
    consents  to  the   execution,
    delivery and  effectiveness of
    this Amendment.


THE CHASE MANHATTAN BANK


By_______________________________
    Title:


                                       -2-

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                                                                         ANNEX A

                                                                      SCHEDULE I


                                   COMMITMENTS


            Bank                                      Commitment

Deutsche Bank AG, New York Branch                    $100,000,000